Exhibit 99(i)

Consolidated Financial Statements of Atmospheric Glow Technologies, LLC

REPORT OF INDEPENDENT AUDITORS

To the Board of Governors and Members

Atmospheric Glow Technologies, LLC

We have audited the accompanying balance sheet of Atmospheric Glow Technologies, LLC (A Development Stage Company) as of December 31, 2003, and the related statements of operations, members’ deficit and cash flows for the year then ended and the 2003 amounts included in the statements of operations and cash flows for the period from May 1, 2000 (inception) through December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We did not audit the statements of operations and cash flows for the period from May 1, 2000 (inception) through December 31, 2002, included in the statements of operations and cash flows for the period from May 1, 2000 (inception) through December 31, 2003. These amounts were audited by other auditors whose report dated February 25, 2003 (except for Note 14, as to which the date is January 27, 2004), expressed an unqualified opinion on the financial statements taken as a whole, and our opinion, insofar as it relates to the statements of operations and cash flows for the period from May 1, 2000 (inception) through December 31, 2002, included in the statements of operations, members’ deficit and cash flows for the period from May 1, 2000 (inception) through December 31, 2003, is based solely on the report of other auditors.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of Atmospheric Glow Technologies, LLC (A Development Stage Company) at December 31, 2003, and the results of its operations and its cash flows for the year then ended and the period from May 1, 2000 (inception) through December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

April 13, 2004

/s/ Coulter & Justus, P.C.

Knoxville, Tennessee

Bible Harris Smith, P.C.

Certified Public Accountants and Business Advisors Since 1949

507 West Clinch Avenue Knoxville, TN 37902-2104 Phone 865-546-2300 Fax 865-525-7454 E-mail contactname@BHSpc.com	Member of the AICPA Peer Review Program Member of the Tennessee Society of Certified Public Accountants

INDEPENDENT AUDITOR’S REPORT

Board of Governors and Members

Atmospheric Glow Technologies, LLC

(A Development Stage Enterprise)

Knoxville, Tennessee

We have audited the accompanying balance sheet of Atmospheric Glow Technologies, LLC (a development stage enterprise) and subsidiary as of December 31, 2002, and the related consolidated statements of operations, members’ equity, and cash flows for the year then ended and for the period from May 1, 2000 (inception), to December 31, 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Atmospheric Glow Technologies, LLC and subsidiary at December 31, 2002 and the results of its operations and its cash flows for the year then ended and from May 1, 2000 (inception), to December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 14 to the financial statements, the 2002 financial statements have been restated to reflect a reallocation of settlement costs.

Bible Harris Smith, P.C.

Knoxville, Tennessee

February 25, 2003

(Except for Note 14, as to

which the date is January 27, 2004)

BKR    An independent member of BKR International with offices throughout the world

ATMOSPHERIC GLOW TECHNOLOGIES, LLC

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED BALANCE SHEETS

	December 31,
	2003	2002
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$116,849	$95,770
Receivables	231,758	107,513
Prepaid Expenses	5,938	4,089

Total Current Assets	354,545	207,372

Property and Equipment, Less Accumulated Depreciation	590,328	461,243
Intangible Assets, Less Accumulated Amortization	1,513,479	1,607,219
Deposits	10,995	5,428

TOTAL ASSETS	$2,469,347	$2,281,262

LIABILITIES AND MEMBERS’ DEFICIT
CURRENT LIABILITIES
Notes Payable to Related Parties	$3,487,500	$2,300,000
Current Maturities of Capital Lease Obligations	22,426	270
Accounts Payable	136,676	190,498
Accrued Expenses	135,574	111,150

Total Current Liabilities	3,782,176	2,601,918
LONG TERM LIABILITIES
Deferred Compensation to Members	179,423	179,423
Capital Lease Payable, Net of Current Maturities	27,979	—

Total Long Term Liabilities	207,402	179,423
MEMBERS’ DEFICIT
Members’ Equity	275,955	275,955
Non-Members’ Contributions	34,730	34,730
Accumulated Deficit in the Development Stage	(1,830,916)	(810,764)

Total Members’ Deficit	(1,520,231)	(500,079)

TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$2,469,347	$2,281,262

The accompanying notes are an integral part of these financial statements.

ATMOSPHERIC GLOW TECHNOLOGIES, LLC

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31, 2003	Year Ended December 31, 2002	May 1, 2000 (Inception) to December 31, 2003
REVENUES
Contract Revenues Earned	$759,812	$511,881	$1,732,326
Other Revenues	187	479	73,453

Total Revenues	759,999	512,360	1,805,779

EXPENSES
Compensation of Members	315,968	235,501	906,160
Laboratory Materials & Services	328,248	325,803	867,626
General and Administrative Expenses	452,416	305,191	850,919
Payroll and Related Costs	428,157	181,146	648,519
Occupancy Expenses	255,362	92,183	386,913

Total Operating Expenses	1,780,151	1,139,824	3,660,137

NET LOSS BEFORE MINORITY INTEREST	(1,020,152)	(627,464)	(1,854,358)

MINORITY INTEREST	—	5,845	23,442

NET LOSS	$(1,020,152)	$(621,619)	$(1,830,916)

The accompanying notes are an integral part of these financial statements.

ATMOSPHERIC GLOW TECHNOLOGIES, LLC

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENT OF MEMBERS’ DEFICIT

PERIOD FROM MAY 1, 2000 (INCEPTION) TO DECEMBER 31, 2003

	Number of Shares	Per Share	Total
Members’ Equity
Class A-1 Voting
Shares Issued October 20, 2000	1,000	0.03	$30

Class A-2 Voting
Shares Issued October 20, 2000	1	—	—

Class B Non-Voting
Shares Issued October 20, 2000	100,000		115,990
Additional Amounts Received for Shares Previously Issued
Year Ended December 31, 2001	—		4,700
January 1, 2002	4,674	0.75	3,505
December 31, 2002	5,203	31.66	164,730

Subtotal	109,877		288,925
Shares Redeemed
February 14, 2001	(8,000)	0.75	(6,000)
February 27, 2001	(3,200)	2.19	(7,000)

Total	98,677		275,925

Class C Non-Voting
Shares Issued October 20, 2000	100	—	—

Total Members’ Equity	99,778		275,955

Non-Members’ Contribution
Equipment Contributed at Inception			34,730

Investment of Minority Members in Subsidiary
December 31, 2001	34.1381%		48,903
Additional Amounts Paid in 2001 for Shares Previously Issued			1,500
Acquisition of Minority Interest by Parent at December 31, 2002			(50,403)

Total Minority Interest			—

Accumulated Deficit in the Development Stage
Eight Months Ended December 31, 2000			(99,937)
Year Ended December 31, 2001			(106,805)
Less Minority Interest			17,597
Year Ended December 31, 2002			(627,464)
Less Minority Interest			5,845
Year Ended December 31, 2003			(1,020,152)

Total Accumulated Deficit in the Development Stage			(1,830,916)

Deficit, December 31, 2003			$(1,520,231)

The accompanying notes are an integral part of these financial statements.

ATMOSPHERIC GLOW TECHNOLOGIES, LLC

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2003	Year Ended December 31, 2002	May 1, 2000 (Inception) to December 31, 2003
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(1,020,152)	$(621,619)	$(1,830,916)

Adjustments to Reconcile Net Loss to Net
Cash Used in Operating Activities:
Depreciation and Amortization	208,877	56,655	278,306
Rent Paid with Equity	—	—	4,500
Compensation Paid with Equity	—	3,505	3,505
Interest Paid with Equity	—	819	819
Loss on Disposal of Property and Equipment	30,110	6,877	36,987
(Increase) Decrease in Assets:
Receivables	(124,245)	(63,888)	(231,758)
Prepaid Expenses	(1,849)	(3,058)	(5,939)
Deposits	(5,567)	(5,428)	(10,995)
Increase (Decrease) in Liabilities:
Accounts Payable	(53,822)	125,482	103,461
Deferred Compensation to Members	—	—	179,423
Accrued Expenses	24,424	61,212	90,574

Total Adjustments	77,928	182,176	448,883

Net Cash Used In Operating Activities	(942,224)	(439,443)	(1,382,033)

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to Intangible Assets	(13,505)	(1,594,238)	(1,608,654)
Purchase of Property and Equipment	(192,540)	(340,621)	(633,208)

Net Cash Used In Investing Activities	(206,045)	(1,934,859)	(2,241,862)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Short Term Notes	1,187,500	2,325,000	3,521,500
Repayments of Short Term Notes	—	—	(9,000)
Proceeds from Issuance of Members’ Equity	—	101,500	217,720
Redemption of Members’ Interest	—	—	(13,000)
Increase (Decrease) in Minority Interest	—	(5,845)	43,058
Principal Payments under Capital Lease Obligations	(18,152)	(711)	(19,534)

Net Cash Provided By Financing Activities	1,169,348	2,419,944	3,740,744

Net Increase in Cash and Cash Equivalents	21,079	45,642	116,849

CASH AND CASH EQUIVALENTS-BEGINNING	95,770	50,128	—

CASH AND CASH EQUIVALENTS-ENDING	$116,849	$95,770	$116,849

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash Paid For Interest	$4,536	$459	$5,057

The accompanying notes are an integral part of these financial statements.

ATMOSPHERIC GLOW TECHNOLOGIES, LLC

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(CONTINUED FROM PAGE A-7)

	Year Ended December 31, 2003	Year Ended December 31, 2002	May 1, 2000 (Inception) to December 31, 2003
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

Members’ Equity in Exchange for Rent	$—	$—	$4,500
Equipment Contributed by Non-Members	—	—	34,730
Equipment Acquired with Capital Lease	68,287	—	69,939
Furniture Acquired with Note Payable	—	11,600	11,600
Note Payable Paid with Equity	—	36,600	36,600
Minority Interest in Subsidiary Acquired with Equity	—	27,310	27,310
Property & Equipment Additions Included in Accounts Payable	—	33,215	33,215
Additions to Intangibles Included in Accrued Expenses	—	45,000	45,000

The accompanying notes are an integral part of these financial statements.

ATMOSPHERIC GLOW TECHNOLOGIES, LLC

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2003 AND 2002

Note 1 - Summary of Significant Accounting Policies

The following is a summary of significant accounting policies followed in the preparation of these financial statements. These policies conform to accounting principles generally accepted in the United States of America and have been consistently applied.

Nature of Activities - Atmospheric Glow Technologies, LLC (the “Company”) conducts research and development activities to develop commercial applications for the One Atmosphere Uniform Glow Discharge Plasma, a process of non-thermal, atmospheric pressure processing for use in areas such as sterilization, decontamination, surface cleaning and etching.

Principles of Consolidation - The consolidated financial statements of Atmospheric Glow Technologies, LLC include its subsidiary, Plasma Gen, LLC. Plasma Gen, LLC was created in January 2001 by the Company to pursue the commercialization of one application of the One Atmosphere Uniform Glow Discharge Plasma technology. All significant intercompany accounts and transactions have been eliminated.

Revenue and Cost Recognition - Revenues from research contracts and grants are recognized as costs are incurred under a percentage of completion method. Contract costs include direct materials, labor, subcontract costs and allocated indirect costs such as indirect labor costs, occupancy costs and other general overhead. General and administrative costs are charged to expense as incurred.

Major Customers and Credit Concentration - The Company’s receivables are primarily with Federal government agencies. Revenues from the Company’s largest individual customers accounted for approximately 50%, 16% and 14% in 2003, 64% and 13% in 2002 and 45% and 19% since inception of total revenue, respectively.

Accounts Receivable – Accounts receivable of the Company are not collateralized and are due under terms stated to the customer. Customers having accounts receivable balances greater than 10% account for 49%, 16%, 13% and 11% at December 31, 2003, and 47%, 31% and 15% at December 31, 2002, of total accounts receivable. It is the policy of management to review the outstanding accounts receivable periodically, as well as the bad debt write-offs experienced in the past, and establish an allowance for doubtful accounts for uncollectible amounts. Anticipated bad debts are considered by management to be negligible and, accordingly, no provision for bad debts has been included in the accompanying statements. At December 31, 2003, $10,444 of accounts receivable were greater than 90 days old.

Property and Equipment - Property and equipment are stated at cost. Depreciation on equipment is computed primarily on a straight-line basis over estimated useful lives ranging from three to ten years. Routine repairs and maintenance costs are expensed as incurred.

Research and Development Costs – Research and development costs, including work performed under contracts to perform research and development for others are expensed as incurred.

Note 1 - Summary of Significant Accounting Policies (Continued)

Fair Value of Financial Instruments - The fair value of financial instruments approximates their varying value based on the type and nature of the financial instrument.

Income Taxes - Deferred income taxes are provided for differences in the timing of reporting income for financial statement and tax purposes arising from differences in the methods of accounting for depreciation. Accelerated depreciation methods are used for tax purposes, and straight-line depreciation is used for financial statement purposes.

Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Advertising - Advertising costs are charged to expense as incurred and totaled $6,363, $45,024 and $51,387 for the years ended December 31, 2003 and 2002, and from inception, respectively.

Note 2 - Subsequent Event

On February 29, 2004 the Company sold substantially all of its assets, including all tangible property and commercialization, patent and market rights, to Atmospheric Glow Technologies, Inc. (“AGT”), formally Tice Technology, Inc. (“Tice”), a publicly traded holding company, in exchange for 87,456,629 shares of AGT Common stock (approximately 40%) and 500,000 shares of AGT Class B Common (approximately 67%). The Company is restricted from transferring the Common Shares and the Class B Common Shares for a period of twelve months and three years, respectively, following the closing. However, the acquired shares may be distributed to the Company’s members in the event that the Company liquidates. Commensurate with the sale of the assets, the Company’s operations ceased except for the holding of AGT stock. The transaction will be accounted for as a reverse acquisition except that no goodwill or other intangibles will be recorded. That is, the transaction is equivalent to the issuance of stock by the Company for the net monetary assets of AGT, accompanied by recapitalization.

Note 3 – Notes Payable to Related Parties

Notes payable to related parties consist of the following at December 31:

	2003	2002
Non-interest bearing note payable to Tice Technology, Inc.	$3,262,500	$2,075,000
8% note payable to member convertible into 3,214,285 shares of Tice common stock	225,000	225,000

	$3,487,500	$2,300,000

Prior to the sale of the Company’s assets discussed in Note 2, Tice advanced $1,500,000 to the Company to allow the Company to fulfill a Stock Redemption Release and Acquisition Agreement with A3 Technologies, Inc. with whom the Company had previously signed a term sheet. In addition, Tice provided funding for the Company’s operations through advances until the sale agreement closed. At December 31, 2003, Tice had provided a total of $3,262,500 in advances. Subsequent to December 31, 2003, Tice has provided the Company an additional $300,000 in advances.

Commensurate with the sale of the Company’s assets discussed above, this note payable was assumed by Tice. The $225,000 note payable to member was converted into Tice common stock in accordance with the transfer agreement.

Note 4 – Property and Equipment

Property and equipment at December 31, 2003 and 2002 consists of the following:

	2003	2002
Equipment	$438,275	$352,546
Furniture and Fixtures	35,685	52,409
Computer Equipment	31,889	19,861
Leasehold Improvements	222,392	—

Total	728,241	424,816
Less Accumulated Depreciation & Amortization	(137,913)	(36,280)

Property and Equipment – Net	590,328	388,536
Add Construction in Process	—	72,707

Total Property and Equipment	$590,328	$461,243

Property and equipment under capital lease, which is included above, is comprised of the following:

Equipment Under Capital Lease	$69,940	$1,653
Accumulated Amortization	(25,020)	(1,653)

Equipment Under Capital Lease - Net	$44,920	$—

Note 4 – Property and Equipment (Continued)

Amortization of assets recorded under capital leases is included with depreciation expense in the accompanying financial statements. Property and equipment includes $34,730 in equipment donated by non-members.

Note 5 – Lease Obligations

The company leases certain equipment under lease agreements classified as capital leases. These agreements expire in 2006. The Company incurred interest expense related to capital leases of $4,536 in 2003. Interest expense related to capital leases has not been significant in previous years.

In September 2002, the Company entered a lease for office facilities under an agreement classified as an operating lease. The lease, which expires in April 2005, requires monthly rental payments of $7,164 beginning May 1, 2003. Rental expense for all operating leases for the years ended December 31, 2003 and 2002 and since inception was approximately $71,000, $39,000 and $123,000, respectively.

Future minimum lease payments for leases, by year and in the aggregate, consist of the following as of December 31, 2003:

	Operating	Capital
2004	$57,312	$25,965
2005	85,968	25,965
2006	28,656	3,877

Total minimum lease payments	$171,936	55,807

Amount representing interest		5,402

Present value of minimum lease payments (including $22,426 classified as current)		$50,405

Note 6 – Related Party Transactions

During the year ended December 31, 2002, a loan of $36,600 was received from a member’s spouse. This note was converted to equity in 2002.

During the years ended December 31, 2003 and 2002, the Company incurred $315,968 and $235,501, respectively, of compensation to members for technical and administrative services ($906,160 since inception of the Company). Of the $906,160 since inception, the members deferred $179,423 until such time as the Company is deemed by the Board of Governors to be in a better position to make such payments.

Note 7 – Members’ Equity

The Company was organized on October 20, 2000, as a Tennessee Limited Liability Company with a duration of 49 years. There are four classes of Member Interest, designated as follows:

		Percent of Distributions	Authorized Units	Outstanding Units	Amount
A-1	Voting	0.99%	1,000	1,000	$30
A-2	Voting	0.01%	1	1	—
B	Non-Voting	95.00%	1,000,000	98,677	275,925
C	Non-Voting	4.00%	100	100	—

	Total Members’ Equity	100.00%	1,001,101	99,778	$275,955

The voting rights of the Classes of Member Interest are set forth in the Articles of Organization. Only holders of Class A-1 Voting Interest have a vote on any matter except for the election of members to the Board of Governors. The holder of the Class A-2 unit has the right to elect one member to the Board.

During the year ended December 31, 2002, the Company issued 9,877 units of Class B interest for total consideration of $168,235, including $100,000 cash. Non-cash components were: $3,505 compensation to management, $37,420 conversion of a note payable, and $27,310 to purchase the minority interest in its subsidiary.

Note 8 – Interest Expense

Interest incurred and charged to expense for the years ended December 31, 2003 and 2002 and inception to date, totaled $25,102, $10,204 and $37,638, respectively, including $8,926 in interest costs associated with product financing arrangements in fiscal 2002.

Note 9 - Research and Development Contracts

Substantially all of the Company’s revenue is earned by research and development projects related to possible applications of the One Atmosphere Uniform Glow Discharge Plasma and sponsored by Federal agencies. These contracts and grants primarily reimburse costs expended, both direct project costs such as direct materials, labor, subcontract costs, and certain allocated indirect costs such as indirect labor costs, occupancy costs and other general overhead. Due to the nature of the contracts, total costs allocated to a contract approximate revenues earned. Contract terms are generally payable upon submission of a periodic progress statement to the funding agency, and are typically paid within 30 days of submission. Certain Federal agencies perform reviews of the Company prior to granting the contracts, and all contracts are subject to final audit and possible refunds at the discretion of the Federal agencies. One agency requires a holdback of 15% of all costs until final completion. In the case of contracts and grants, rights to any inventions vest with the Company, providing certain requirements are met.

Substantially all of the Company’s costs are for research and development, either directly or indirectly, and relate to both research contracts and internal research projects.

Note 10 - Concentration of Credit Risk

The Company maintains cash accounts at various financial institutions. The balances, at times, may exceed federally insured limits. At December 31, 2003 and 2002, the Company had cash on deposit exceeding the federally insured limit by $94,452 and $17,156, respectively.

Note 11 – Income Taxes

As a Limited Liability Company, the Company is treated as a partnership for Federal income tax purposes and does not pay federal income tax. The Company has no provisions for current or deferred income taxes for the years ended December 31, 2003 and 2002 and since inception.

For state tax purposes as of December 31, 2003, the Company has net operating loss carryovers of $1,659,798 available to offset future state taxable income. These carryovers expire in 2016 ($9,739), 2017 ($667,906) and 2018 ($982,153). No deferred tax asset has been recognized for these carryovers.

Note 12 – SIMPLE Plan

During 2002, the Company established a Savings Incentive Match Plan for Employees of Small Employers (SIMPLE) covering all employees receiving at least $5,000 in compensation in a calendar year. The Company contributes 2% of eligible compensation. Cost of the plan for the years ending December 31, 2003 and 2002 and inception to date, was $2,084, $7,394 and $9,478, respectively.

Note 13 – Acquisition of A3 Technologies

On July 9, 2002, under the terms of a settlement agreement, the Company acquired 100% ownership of the outstanding common shares of A3 and obtained and perfected all ownership rights associated with certain intellectual property which were either not owned by the Company at that time or were disputed as to their ownership.

The results of A3’s operations have been included in the consolidated financial statements of the Company since July 9, 2002. A3 was formed for the purposes of raising capital for the development of products based on certain patents and intellectual property and the commercialization of such products. As a result of the acquisition of A3 stock, the Company perfected its ownership of certain patent rights and rights to commercialize, the ownership of which was clouded by the original November 2001 documents and threats of litigation between the parties. The resolution of these issues has allowed the Company, through an agreement with Tice Technology, Inc., to raise additional capital for the development and commercialization of its products.

The aggregate purchase price was $1,525,000 cash, the payment of which accomplished three purposes:

1.	Acquired 100% ownership of the outstanding common shares of A3.

2.	Perfected the Company’s title to rights under a license agreement with the University of Tennessee Research Corporation (“UTRC”).

3.	Prevented the filing of a lawsuit against the Company by A3 or other stockholders of A3 which would have impaired the Company’s ability to exploit the intellectual property rights that were in dispute, impaired the Company’s ability to raise additional capital and avoided the depletion of the Company’s resources due to the anticipated expense of a highly technical and potentially protracted litigation of the issues.

Note 13 – Acquisition of A3 Technologies (Continued)

Except for the intangible rights described above, the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition were nominal. The acquisition cost allocated to the commercialization rights (including internally developed patents, unpatented technologies and primarily the license agreement with UTRC) was $1,525,000. These rights are being amortized over 15 years (the average remaining lives of the underlying patents).

The following supplemental proforma unaudited information with respect to the company’s acquisition of A3 for the period ended December 31, 2002 is presented as if the acquisition had occurred at the beginning of the fiscal year (adjustments are to remove payments received from A3 for services rendered):

	AGT Year ended December 31, 2002	A3 Year ended December 31, 2002	Adjustments	Pro Forma
Revenues	$512,360	$—	$(67,762)	$444,598
Expenses	1,139,824	402,772	(67,762)	1,474,834

Net loss before minority interest	(627,464)	(402,772)	—	(1,030,236)
Minority Interest	5,845	—	—	5,845

Net loss	$(621,619)	$(402,772)	$—	$(1,024,391)

Note 14 - Intangible Assets

Intangible assets at December 31, 2003, include:

	Amount	Accumulated Amortization	Net	Amortization
				Expense	Period
Commercialization Rights	$1,525,000	$132,223	$1,392,777	$101,667	15 years
Purchased Patents	100,000	7,870	92,130	5,555	18 years
Trademark	911	82	829	23	40 years
Attorney fees incurred in relation to patents not yet granted	27,743	—	27,743	—	—

Total	$1,653,654	$140,175	$1,513,479	$107,245

Amortization costs for the next five years are expected to be approximately $107,000 per year.

Note 15 – Subsidiaries

At December 31, 2002, the Company acquired the 34.1381% minority interest in its subsidiary, Plasma Gen, LLC, by issuing 863 shares of its Class B membership interest valued at $27,310. The value of the shares issued was determined based on the contribution of an outside investor for Class B shares at the same date.

Note 16 - Continuing Operations

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realizations of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, the Company had losses of $982,152, $621,619, and $1,792,916 in 2003, 2002 and inception to date, respectively. This factor, among others, may indicate the Company will be unable to continue as a going concern for a reasonable period of time. Management realizes the Company must reach profitable operations and generate additional funds in order to continue as a going concern. Since year-end, $1.7 million in additional capital has been raised to fund its operations and as part of the reorganization with Atmospheric Glow Technologies, Inc. The Company expects that additional capital will be raised through private placement offerings.